SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

November 13, 2001(November 7, 2001)
____________________________________
Date of Report (Date of earliest event reported)

Stokely-Van Camp, Inc.
_______________________________________
(Exact name of registrant as specified in its charter)

Indiana
__________________________________
(State or other jurisdiction of incorporation)

1-2944 (Commission File Number)	35-0690290 (IRS Employer Identification No.)

Quaker Tower, P.O. Box 049001, Chicago, Illinois 60606-9001

_____________________________________
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (312) 222-7111

Item 5.	Other Events
On November 7, 2001, the Board of Directors of Stokely-Van Camp, Inc. (“Stokely”) authorized management to call its 5% Cumulative Prior Preference Stock and its Cumulative Convertible Second Preferred Stock (collectively “Preferred Stock”) for redemption in accordance with their respective terms. This does not constitute a notice of redemption and no date has yet been fixed for such redemption. Management is moving forward and finalizing its plans for the redemption. However, there can be no assurance as to whether and/or when management will call the Preferred Stock for redemption.

2

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2001	Stokely-Van Camp, Inc.

By:	/S/ W. TIMOTHY HEAVISIDE
W. Timothy Heaviside
Vice President

3